Exhibit 10.13

THIRD LEASE AMENDMENT

This Third Lease Amendment is made and entered into this 1st day of August 2000 by and between Principal Life Insurance Company, an Iowa corporation (“Landlord”) and Service Partners, LLC, a Virginia limited liability company (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a Deed of Lease dated August 10, 1999, as amended by First Lease Amendment dated October 15, 1999 and Second Lease Amendment dated March 8, 2000 (the “Lease”) for approximately 13,480 rentable square feet (the “First Expansion Premises”) located in a building located at 1029 Technology Park Drive, Glen Allen, VA 23059 (the “Premises”); and

WHEREAS, the parties to the Lease have mutually agreed to modify the terms and conditions of the Lease to expand the square footage of the Premises and to extend the Lease Term have agreed on the terms and conditions of such modifications to the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

1.                                      Premises. Effective September 1, 2000, Tenant shall lease an additional 4,030 square feet (2,463 sf office and 1,567 sf warehouse), as outlined on Exhibit A (the “Second Expansion Premises”) for a total of 17,510 square feet (the “Total Premises”). The Total Premises shall be comprised of 13,719 square feet of office area and 3,791 square feet of warehouse area.

2.                                      Expansion Term. The Term of the Second Expansion Premises shall be for a period of forty-two (42) months commencing September 1, 2000 and expiring on February 28, 2004.

3.                                      Second Expansion Premises Base Rent: Effective as of September 1, 2000, the minimum rent for the Second Expansion Premises shall be Two thousand six hundred sixty-six and 52/100 ($2,666.52) per month.

4.                                      Second Expansion Premises Rent Escalation: The Base Rent for the Second Expansion Premises shall increase three percent (3%) per annum on September 1, 2001 and on September 1 annually thereafter in accordance with the following schedule:

Dates	Per SF	SF	Monthly rent	Annual Rent
9/1/00 – 8/31/01	$7.94	4,030	$2,666.52	$31,998.20
9/1/01 - 8/31/02	$8.18	4,030	$2,746.51	$32,958.15
9/1/02 - 8/31/03	$8.42	4,030	$2,828.91	$33,946.89
9/1/03 - 2/28/04	$8.68	4,030	$2,913.77	n/a

•                  In lieu of an Improvement Allowance, the Landlord shall provide a credit of $18,472.50 ($7.50 x 2,463 sf of office area) to be applied towards the scheduled rent stated above.

5.                                      Term. The term for the Lease shall be extended for fourteen (14) months commencing on January 1, 2003 and expiring on February 28, 2004 (the “Second Renewal Term”).

6.                                      Base Rent: The Base Rent for the First Expansion Premises shall be in accordance with the following schedule:

Dates	Per SF	SF	Monthly rent	Annual Rent
1/1/03 - 10/31/03	$9.89	13,480	$11,108.84	n/a
11/1/03 - 2/28/04	$10.19	13,480	$11,442.11	n/a

In lieu of an Improvement Allowance, the Landlord shall provide a credit of $13,480.00 ($1.00 x 13,480 sf) to be applied towards the scheduled rent stated above.

7.                                      Tenant’s Proportionate Share. In accordance with Section 4.6 of the Lease, “Tenant’s Proportionate Share” shall be adjusted to fifteen percent (15.0%).

8.                                      Other Terms and Provisions.

a.                                      Except as modified by this Third Lease Amendment, all other terms, covenants and conditions of the Lease not specifically amended hereby shall remain in full force and effect.

b.                                      The Lease, as amended by this Third Lease Amendment, contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. The Lease may be further amended only in writing signed by both Landlord and Tenant.

c.                                       In the event of an irreconcilable conflict between the terms of the Lease and the terms of this Third Lease Amendment, the terms of this Third Lease Amendment shall be controlling.

d.                                      If any provision of this Third Lease Amendment is held to be invalid or unenforceable, the same shall not affect the validity or enforceability of the other provisions of this Third Lease Amendment which shall continue in full force and effect, as if the invalid or unenforceable provision had been deleted.

e.                                       This Third Lease Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Third Lease Amendment to be signed by their duly authorized representatives and delivered as their act and deed, intending to be legally bound by its terms and provisions.

LANDLORD:	TENANT:

PRINCIPAL LIFE INSURANCE COMPANY		Service Partners, LLC
an Iowa corporation		a Virginia limited liability company

By:	Principal Capital Management, LLC	By:	/s/ [ILLEGIBLE]
	a Delaware limited liability company,	Its:	EVP
Its authorized signatory

BY:	/s/ Mark Scholz
MARK SCHOLZ
Its:	DIRECTOR